UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: August 20, 2008

PROVIDENCE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

Gilbert Burciaga, Chief Executive Officer

5300 Bee Caves Rd. Bldg. 1 Suite 240 Austin, Texas 78746
(Address of principal executive offices)

(512) 970-2888
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2006, Providence Exploration, LLC, (“Providence”), a wholly owned subsidiary of Providence Resources, Inc. (the “Corporation”), purchased approximately 12,832 acres of oil and gas leases (the “Leases”) located in Val Verde County, Texas, from Global Mineral Solutions, L.P. (“Global”), pursuant to an Agreement for Purchase and Sale (the “Agreement”), in exchange for $3,849,600, of which $1,924,800 was paid in cash and $1,924,500 by a promissory note which was converted into 3,500,000 shares of the Corporation’s common stock on October 4, 2006. Global retained a 13% carried interest in the Leases intended to convert to a 13% working interest after the completion of up to 8 formation targeted wells.

On August 24, 2007, Providence and Global amended the Agreement to remove Global’s option to cause Providence’s forfeiture of the Leases if Providence failed to commence the drilling of one well within 18 months of the closing date of the Agreement.

On August 20, 2008, Providence and Global amended the Agreement to (i) permit Providence to bifurcate its obligation to drill four wells to the Ellenberger formation, which obligation would be reduced to two wells in the event that the first two wells drilled to the Ellenberger do not prove to be economically viable, which result would relieve Providence of its obligation to drill two further wells to the Ellenberger but increase by one well its obligation to drill four additional wells, at its own option, to depths shallower than the Ellenberger, (ii) convert Global’s carried interest to a working interest for any additional wells on Providence’s satisfaction of its obligation to drill wells to the Ellenberger formation and its obligation to drill additional wells, at its own option, to depths shallower than the Ellenberger, (iii) clarify language pertaining to the drilling, and (iv) to remove a provision that required Providence to complete a pipeline within three years from the closing date of the Agreement.

ITEM 9.01     Financial Statements and Exhibits

(c)      The following exhibits are filed herewith:

Exhibit No.     Page No.     Description

10(i)             *          Agreement for Purchase and Sale between Providence and Global dated February 22, 2006 (incorporated by reference from the Form 8-K filed with the Securities and Exchange Commission on October 2, 2006).

10(ii)            3          Amendment to Purchase and Sale Agreement between Providence and Global dated August 24, 2007.

10(iii)           5          Second Amendment to Purchase and Sale Agreement between Providence and Global dated August 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Providence Resources, Inc.

By: /s/ Gilbert Burciaga           September 1, 2008

Name: Gilbert Burciaga

Title: Chief Executive Officer